 Exhibit 10.1

EXECUTION VERSION

NOTE AND WARRANT PURCHASE AGREEMENT

by and among

NETWORK CN INC.
as the Company

SHANGHAI QUO ADVERTISING COMPANY LIMITED
as Quo

LINA ZHANG
QINXIU ZHANG
as the Designated Holders

AND

SCULPTOR FINANCE (MD) IRELAND LIMITED
SCULPTOR FINANCE (AS) IRELAND LIMITED
SCULPTOR FINANCE (SI) IRELAND LIMITED
OZ MASTER FUND, LTD.
OZ ASIA MASTER FUND, LTD.
OZ GLOBAL SPECIAL INVESTMENTS MASTER FUND, L.P.
as the Investors

Dated:  November 19, 2007

This Note and Warrant Purchase Agreement (this “Agreement”) is dated as of November 19, 2007, by and between Network CN Inc., a Delaware corporation (the “Company”), Shanghai Quo Advertising Company Limited, a limited liability company, incorporated under the laws of PRC (“Quo”), the Designated Holders (as defined below) and the Investors (as defined below).

WHEREAS, the Company proposes to issue to the Investors (i) at the First Closing, the Company’s 3% Senior Secured Convertible Notes due June 30, 2011 in the aggregate principal amount of US$6,000,000 (the “First Note”), (ii) at the Second Closing, the Company’s 3% Senior Secured Convertible Notes due June 30, 2011 in the aggregate principal amount of US$9,000,000 (the “Second Note”), and (iii) at the Third Closing, the Company’s 3% Senior Secured Convertible Notes due June 30, 2011 in the aggregate principal amount of US$35,000,000 (the “Third Note”, together with the First Note and the Second Note, the “Notes”), each in substantially the form attached hereto as Exhibit A.  The Notes shall be convertible into Common Stock at the option of the Investors on the terms stated therein. The shares of Common Stock issuable upon conversion of the Notes are referred to herein as “Conversion Shares”.

WHEREAS, concurrently with the purchase of the Notes, the Company proposes to issue to Investors, at each Closing, certain warrants to purchase shares of Common Stock of the Company, in each case, in substantially the form attached hereto as Exhibit B (each, a “Warrant” and collectively, the “Warrants”). The Warrants shall be exercisable for Common Stock at the option of the Investors on the terms stated therein. The shares of Common Stock issuable upon exercise of the Warrants are referred to herein as “Warrant Shares”.

WHEREAS, concurrently with the execution of this Agreement, the Company shall enter into a share purchase agreement with Cityhorizon Limited (“Cityhorizon”) to acquire 100% of the equity interest in Cityhorizon (the “Acquisition”).

WHEREAS, following the Acquisition, Cityhorizon will adjust the total investment and registered capital of Hui Zhong Lian He Media Technology Co., Ltd. (“Lianhe”) and Lianhe will enter into the Restructuring Documents with the PRC Operating Companies and their respective shareholders. (the “PRC Transfer Transactions”).

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.           Definitions

For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires the following terms shall have the meanings set forth below.  Defined terms used but not otherwise defined herein shall have the meanings given to such terms in the other Sections of this Agreement or the Notes.

“Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Affiliate” of any specified Person means:

(a)	any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, or

(b)	any other Person who is a director or officer of:

(1)	such specified Person,

(2)	any Subsidiary of such specified Person, or

(3)	any Person described in clause (a) above.

For the purposes of this definition, “control” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Acquisition” has the meaning given in the recitals.

“Agreement” has the meaning given in the recitals.

“Applicable Agreements” has the meaning given in Section 6(i).

“Applicable Law” has the meaning given in Section 6(i).

“Basic Bank Account” means the account of Lianhe to be established after the Acquisition with a nationally recognized banking institution (including any renewal or re-designation thereof).

“Bloompoint Lock-up Agreement” means the lock-up agreement dated the Closing Date by and between the Company and Bloompoint Investment Limited, a form of which is attached hereto as Exhibit H.

“Bloompoint Waiver” means the waiver of registration rights signed by Bloompoint Investment Limited and acknowledged by the Company on or prior to the Closing Date, a form of which is attached hereto as Exhibit I.

“Bona” means Beijing Hui Zhong Bo Na Media Advertising CO., Ltd., a limited liability company incorporated under the laws of PRC in which Dayong Hao and Kaiyin Liu hold 50% of the equity interest, respectively.

“Botong” means Hui Zhi Bo Tong Media Advertising Beijing Co., Ltd., a limited liability company incorporated under the laws of PRC in which Dayong Hao and Kayin Liu hold 50% of the equity interest, respectively.

“Business Day” means a day, excluding a Saturday, Sunday, legal holiday or other days on which banks are required to be closed in the PRC, Hong Kong or New York.

“Capital Lease” means as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including preferred stock, but excluding any debt security convertible or exchangeable into such equity interest.

“Charter Documents” has the meaning given in Section 6(i).

“Cityhorizon” has the meaning given in the recitals.

“Closing” has the meaning given in Section 5(c).

“Closing Date” means the date of the Initial Closing, Second Closing or the Third Closing, as applicable.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means shares of common stock of the Company, par value US$0.001 per share.

“Company” has the meaning given in the recitals.

“Concession Advertising Rights Agreements” means the agreements listed in Schedule I that have been or will be signed between the Intermediate Companies and the PRC Operating Companies.

“Concession Advertising Rights” means the permits for advertising granted to Intermediate Companies as listed in Schedule II for conducting Outdoor LED and other forms of outdoor advertisement business.

“Conversion Shares” has the meaning given in the recitals.

“Debt” as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases which is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services which purchase price is (y) due more than six months from the date of incurrence of the obligation in respect thereof, or (z) evidenced by a note or similar written instrument and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that person.

“Designated Holders” means Lina Zhang and Qinxiu Zhang, the holders of 100% of the equity interests in Quo.

“Disclosure Schedule” has the meaning given in Section 6.

“Environmental Laws” has the meaning given in Section 6(cc).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“First Note” has the meaning given in the recitals.

“First Note Purchase Price” has the meaning given in Section 3(a).

“Foreign Official” has the meaning given in Section 6(ee).

“Fully-Diluted” has the meaning given in Section 6(d)(ii).

“GAAP” has the meaning given in Section 6(t)(i).

“Governmental Authority” has the meaning given in Section 6(i).

“Group Companies” means (i) prior to the Acquisition, the Company, its Subsidiaries and the PRC Operating Companies, and (ii) after giving effect to the Acquisition, the Company, its Subsidiaries (including Cityhorizon and Lianhe) and the PRC Operating Companies.

“Joinder to the Purchase Agreement” has the meaning given in Section 9(c).

“Indemnified Party” has the meaning given in Section 10(a).

“Indemnifying Party” has the meaning given in Section 10(a).

“Initial Closing” has the meaning given in Section 5(a).

“Intellectual Property” has the meaning given in Section 6(r)(i).

“Intermediate Companies” means the companies listed in Schedule III with whom the PRC Operating Companies have entered into or will enter into agreements to use the Concession Advertising Rights granted under the Concession Advertising Rights Agreements.

“Investors” means (i) Sculptor Finance (MD) Ireland Limited, Sculptor Finance (AS) Ireland Limited and Sculptor Finance (SI) Ireland Limited with respect to the Notes and the Conversion Shares issued upon conversion thereof and (ii) OZ Master Fund, Ltd., OZ Asia Master Fund, Ltd. and OZ Global Special Investments Master Fund, L.P with respect to the Warrants and the Warrant Shares issued upon exercise thereof.

Investor Rights Agreement” means the investor rights agreement dated the Closing Date by and among the Company, the Shareholders (as defined therein) and the Investors, a form of which is attached hereto as Exhibit C.

“Lianhe” has the meaning given in the recitals.

“Lien” means a mortgage, charge, pledge, lien, hypothecation or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Management Lock-up Agreement” means the lock-up agreement dated the Closing Date by and among the Company, Godfrey Hui, Daley Mok, Daniel So, William Lee, Benedict Fung and Stanley Chu, a form of which is attached hereto as Exhibit J.

“Material Adverse Change” has the meaning given in Section 6(t)(ii).

“Material Adverse Effect” means a material adverse effect on:

(a)           the business, management, operations, property, earnings, assets,  regulatory status, liabilities or condition (financial or otherwise) of the Group Companies taken as a whole;

(b)           the ability of the Group Companies to perform their material obligations under the Transaction Documents; or

(c)           the validity or enforceability of the Transaction Documents or the rights and remedies of any holder of the Securities under the Securities.

“Material Contract” means (i) all the Concession Advertising Rights Agreements listed in Schedule I attached hereto, (ii) any contract filed as an exhibit to the SEC Reports, (iii) any Restructuring Documents, including but not limited to the Structure Agreements, (iv) any contract for the furnishing of services or products to or by any Group Company pursuant to which such Group Company is likely to pay to another Person or receive from another Person more than US$1,000,000 in the aggregate, (v) any contract that is a material joint venture, partnership or other agreement (however named) involving a sharing of profits, losses, costs, or liabilities; (vi) any related party transaction among the Group Companies or among the Group Companies and their Affiliates; or (vii) any contract containing covenants that purport to restrict the business activity of any Group Company, or limit in any material respect the freedom of any Group Company to engage in any line of business that it is currently engaged in or proposes to engage in, to compete in any material respect with any entity or to obligate in any material respect any Group Company to share, license or develop any product or technology.

“Money Laundering Laws” has the meaning given in Section 6(kk).

“Most Recent Balance Sheet” has the meaning given in Section 6(t).

“Non-Competition Agreements” means (i) a non-competition agreement dated as of the Closing Date between Godfrey Hui and the Company, (ii) a non-competition agreement dated as of the Closing Date between Daley Mok and the Company (iii) a non-competition agreement dated as of the Closing Date between Daniel So and the Company, (iv) a non-competition agreement dated as of the Closing Date between Stanley Chu and the Company, (v) a non-competition agreement dated as of the Closing Date between William Lee and the Company, and (vi) a non-competition agreement dated as of the Closing Date between Benedict Fung and the Company, each in substantially the form attached hereto as Exhibit D.

“Notes” has the meaning given in the recitals.

“Note and Warrant Purchase Amount” has the meaning given in the recitals.

“OFAC” has the meaning given in Section 6(jj).

“Offshore Security Documents” means the security documents listed in Exhibit E attached hereto in form and substance satisfactory to the Investors.

“Onshore Security Documents” means the security documents listed in Exhibit F attached hereto in  form and substance satisfactory to the Investors.

“Outside Financing” has the meaning given in Section 7(l).

“Permits” has the meaning given in Section 6(n).

“Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“PFIC” has the meaning given in Section 6(ii).

“PRC” means the People’s Republic of China, not including Taiwan, Hong Kong and Macau.

“PRC Operating Companies” means Quo, Bona, Botong and Xuan Cai Yi (Beijing).

“PRC Transfer Transactions” has the meaning given in the recitals.

“Preferred Stock” means shares of preferred stock of the Company, par value US$0.001 per share.

“Proceedings” has the meaning given in Section 6(m).

“Proposal” has the meaning given in Section 7(bb).

“Quo” has the meaning given in the recitals.

“Registration Rights Agreement” means a registration rights agreement dated as of the Closing Date between the Company and the Investors, a form of which is attached hereto as Exhibit G.

“Regulation S” has the meaning given in Section 3(e).

“Restructuring Documents” means the documents evidencing the Acquisition and PRC Transfer Transaction, including but not limited to the Structure Agreements.

“SEC Reports” has the meaning given in Section 6(a)(i).

“Second Closing” has the meaning given in Section 5(b).

“Second Note” has the meaning given in the recitals.

“Second Note Purchase Price” has the meaning given in Section 5(b).

“Securities” means, collectively, the Notes, the Conversion Shares, the Warrants and the Warrant Shares.

“Security Documents” means the Offshore Security Documents and the Onshore Security Documents.

“Shareholder Loan” means loans provided by Cityhorizon to Lianhe in the amount up to US$35,000,000 or such other maximum amount as permitted under PRC law.

“Subsidiary” means, (i) in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which at least a majority of the total voting power of the voting stock is at the time owned or controlled, directly or indirectly, by:

(a)           such Person,

(b)           such Person and one or more Subsidiaries of such Person, or

(c)           one or more Subsidiaries of such Person,

and (ii) in respect of the Company, this includes any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity from time to time organized and existing under the laws of the PRC whose financial reporting is consolidated with the Company in any audited financial statements filed by the Company with the Commission in accordance with the Exchange Act.

“Structure Agreements” means agreements entered into by Lianhe and the PRC Operating Companies on or prior to the Third Closing which shall enable the Company to exclusively control and consolidate the PRC Operating Companies in its financial statements.  Structure Agreements shall include, among other things, exclusive business cooperation agreements, equity pledge agreements, call option agreements, and proxy agreements, each such agreements shall be in a form and substance satisfactory to the Investors.

“T3 Rights” means the agency right of ninety-eight (98) freestanding advertisement light boxes to be situated at designated locations within the International Zone of Number Three Terminal of Beijing International Airport in Beijing, China.

“Taiyi Media” has the meaning given in Section 9(b)(ii).

“Tax” has the meaning given in Section 6(q).

“Third Closing” has the meaning given in Section 5(c).

“Third Note” has the meaning given in the recitals.

“Third Note Purchase Price” has the meaning given in Section 3(c).

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the OTC Bulletin Board, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market

“Transaction Documents” means (i) at the Initial Closing, this Agreement (including the Disclosure Schedules), the Investor Rights Agreement, the Bloompoint Lock-up Agreement, the Management Lock-up Agreement, the Non-Competition Agreements, the Registration Rights Agreement, the Bloompoint Waiver and the Securities or any of them as the context may require; (ii) at the Second Closing, this Agreement (including the updated Disclosure Schedules, if any) and the Securities or any of them as the context may require; and (iii) at the Third Closing, this Agreement (including the updated Disclosure Schedules, if any), the Joinder to the Purchase Agreement, the Restructuring Documents, the Security Documents and the Securities or any of them as the context may require.

“Warrant” has the meaning given in the recitals.

“Warrant Shares” has the meaning given in the recitals.

“Xuan Cai Yi (Beijing)” means Xuan Cai Yi (Beijing) Advertising Company Limited, a limited liability company incorporated under the laws of PRC, 51% of which is held by the Company and the remaining 49% of which is held by certain individuals resident of the PRC.

“UCC” has the meaning  given in Section 7(n).

“US$” means the lawful currency of the United States from time to time.

2.            Rules of Construction.

Unless the context otherwise requires:

(a)           a term has the meaning assigned to it;

(b)           “or” is not exclusive;

(c)           words in the singular include the plural, and in the plural include the singular;

(d)           all references in this Agreement to “Sections”, “Exhibits” and other subdivisions are to the designated Sections, Exhibits and subdivisions of this Agreement as originally executed;

(e)           a reference to any person is, where relevant, deemed to be a reference to or to include, as appropriate, that person’s successors and permitted assignees or transferees;

(f)            a reference to (or to any specified provision of) any agreement or document (including any Transaction Document) is to be construed as a reference to that agreement or document as it may be amended from time to time;

(g)           the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision.

(h)           “including” means “including without limitation;”

(i)            provisions apply to successive events and transactions; and

(j)            references to a statute or statutory provision are to be construed as a reference to that statute or statutory provision as it may be amended from time to time.

3.            Purchase and Sale of the Securities.

(a)           Sale and Issuance of the First Note and Warrants. Subject to the terms and conditions of this Agreement, at the Initial Closing:

(i)
the Company shall issue and sell to the Investors, and the Investors shall purchase from the Company, the First Note, for an aggregate purchase price of US$6,000,000 (the “First Note Purchase Price”), convertible into shares of Common Stock at an initial conversion price of US$1.65 per share, rounded to the nearest whole share.  The First Note shall be due and payable upon the terms and conditions set forth in the First Note and herein.  All payments by the Company under the First Note of principal and interest shall be as set forth in the First Note.

(ii)
the Company shall, without any further consideration, issue to the Investors (x) Warrants to purchase that number of Warrant Shares equal to the quotient obtained by dividing the First Note Purchase Price by US$2.50, rounded to the nearest whole Warrant Share, and (y) Warrants to purchase that number of Warrant Shares equal to the quotient obtained by dividing the First Note Purchase Price by US$3.50, rounded to the nearest whole Warrant Share. The Warrants shall be exercisable upon the terms and conditions set forth in the Warrants and herein.

(b)           Sale and Issuance of the Second Note and Warrants. Subject to the terms and conditions of this Agreement, at the Second Closing:

(i)
the Company shall issue and sell to the Investors, and the Investors shall purchase from the Company, the Second Note, for an aggregate purchase price of US$9,000,000 (the “Second Note Purchase Price”), convertible into shares of Common Stock at an initial conversion price of US$1.65 per share, rounded to the nearest whole share. The Second Note shall be due and payable upon the terms and conditions set forth in the Second Note and herein.  All payments by the Company under the Second Note of principal and interest shall be as set forth in the Second Note.

(ii)
the Company shall, without any further consideration, issue to the Investors (x) Warrants to purchase that number of Warrant Shares equal to the quotient obtained by dividing the Second Note Purchase Price by US$2.50, rounded to the nearest whole Warrant Share, and (y) Warrants to purchase that number of Warrant Shares equal to the quotient obtained by dividing the Second Note Purchase Price by US$3.50, rounded to the nearest whole Warrant Share. The Warrants shall be exercisable upon the terms and conditions set forth in the Warrants and herein.

(c)           Sale and Issuance of the Third Note and Warrants. Subject to the terms and conditions of this Agreement, at the Third Closing:

(i)
the Company shall issue and sell to the Investors, and the Investors shall purchase from the Company, the Third Note, for an aggregate purchase price of US$35,000,000 (the “Third Note Purchase Price”), convertible into shares of Common Stock at an initial conversion price of US$1.65 per share, rounded to the nearest whole share. The Third Note shall be due and payable upon the terms and conditions set forth in the Third Note and herein.  All payments by the Company under the Third Note of principal and interest shall be as set forth in the Third Note.

(ii)
the Company shall, without any further consideration, issue to the Investors (x) Warrants to purchase that number of Warrant Shares equal to the quotient obtained by dividing the Third Note Purchase Price by US$2.50, rounded to the nearest whole Warrant Share, and (y) Warrants to purchase that number of Warrant Shares equal to the quotient obtained by dividing the Third Note Purchase Price by US$3.50, rounded to the nearest whole Warrant Share. The Warrants shall be exercisable upon the terms and conditions set forth in the Warrants and herein.

(d)           Allocation of the Purchase Price.

(i)
At the First Closing, the Company and the Investors hereby acknowledge that for purposes of Section 1273(c)(2) of the Code, the allocated purchase price of the Warrants in Sections 3(a)(ii) and 5(a)(ii) for such purposes is equal to US$996,000 for the Warrants in its entirety.  The Company and the Investors agree that the foregoing purchase price is a fair approximation of the fair market value of the Warrants and that they shall use the foregoing purchase price for all federal, state and local income tax purposes.

(ii)
At the Second Closing, the Company and the Investors hereby acknowledge that for purposes of Section 1273(c)(2) of the Code, the allocated purchase price of the Warrants in Sections 3(b)(ii) and 5(b)(ii) for such purposes is equal to US$1,494,000 for the Warrants in its entirety.  The Company and the Investors agree that the foregoing purchase price is a fair approximation of the fair market value of the Warrants and that they shall use the foregoing purchase price for all federal, state and local income tax purposes.

(iii)
At the Third Closing, the Company and the Investors hereby acknowledge that for purposes of Section 1273(c)(2) of the Code, the allocated purchase price of the Warrants in Sections 3(c)(ii) and 5(c)(ii) for such purposes is equal to US$5,810,000 for the Warrants in its entirety.  The Company and the Investors agree that the foregoing purchase price is a fair approximation of the fair market value of the Warrants and that they shall use the foregoing purchase price for all federal, state and local income tax purposes.

(e)           Regulation S. The Securities will be offered and sold to the Investors pursuant to Regulation S (“Regulation S”) under the Act.  Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Securities shall bear the legends relating to the offer and the sale of the Securities as required by (i) Regulation S under the Act or (ii) any other applicable laws or regulations relating to the issuance of the Securities.

(f)           Other Agreements. Simultaneously with the execution of this Agreement, the Company, the Investors and certain other parties shall enter into a Registration Rights Agreement and an Investor Rights Agreement.

4.            Security Interest.  The Notes will be secured by the security interest provided in the Offshore Security Documents and the Onshore Security Documents.

5.            Closings.

(a)           Initial Closing.

(i)
The consummation of the sale and issuance of the First Note and Warrants pursuant to Section 3(a) (the “Initial Closing”)  shall take place remotely via the exchange of documents and signatures as soon practicable after all of the closing conditions specified in Section 9(a) hereof have been waived or satisfied in accordance thereto, or at such time and place as the Company and the Investors shall mutually agree upon, orally or in writing.  If at the Initial Closing any of the closing conditions specified in Section 9(a) of this Agreement shall not be fulfilled, the Investors shall, at their election, be relieved of all of their obligations under this Agreement without thereby waiving any other right such Investors may have by reason of such failure or such non-fulfillment.

(ii)
At the Initial Closing, the Company shall deliver to the Investors duly executed First Notes and Warrants, in such denominations as requested by the Investors, and the Investors shall deliver US$6,000,000 by wire transfer of immediately available U.S. dollar funds to the bank account designated in writing by the Company prior to the Initial Closing.

(b)           Second Closing.

(i)
The consummation of the sale and issuance of the Second Note and Warrants pursuant to Section 3(b) (the “Second Closing”)  shall take place remotely via the exchange of documents and signatures as soon practicable after all of the closing conditions specified in Section 9(b) hereof have been waived or satisfied in accordance thereto, or at such time and place as the Company and the Investors shall mutually agree upon, orally or in writing.  If at the Second Closing any of the closing conditions specified in Section 9(b) of this Agreement shall not be fulfilled, the Investors shall, at their election, be relieved of all of their obligations under this Agreement without thereby waiving any other right such Investors may have by reason of such failure or such non-fulfillment.

(ii)
At the Second Closing, the Company shall deliver to the Investors duly executed Second Notes and Warrants, in such denominations as requested by the Investors, and the Investors shall deliver US$9,000,000 by wire transfer of immediately available U.S. dollar funds to the bank account designated in writing by the Company prior to the Second Closing.

(c)           Third Closing.

(i)
The consummation of the sale and issuance of the Third Note and Warrants pursuant to Section 3(c) (the “Third Closing”; for purposes of this Agreement, any reference to a “Closing”, shall mean the Initial Closing, the Second Closing and the Third Closing or as the context so requires) shall take place remotely via the exchange of documents and signatures as soon practicable after all of the closing conditions specified in Section 9(c) hereof have been waived or satisfied in accordance thereto, or at such time and place as the Company and the Investors shall mutually agree upon, orally or in writing.  If at the Third Closing any of the closing conditions specified in Section 9(c) of this Agreement shall not be fulfilled, the Investors shall, at their election, be relieved of all of their obligations under this Agreement without thereby waiving any other right such Investors may have by reason of such failure or such non-fulfillment.

(ii)
At the Third Closing, the Company shall deliver to the Investors duly executed Third Notes and Warrants, in such denominations as requested by the Investors, and the Investors shall deliver US$35,000,000 by wire transfer of immediately available U.S. dollar funds to the bank account designated in writing by the Company prior to the Third Closing.

6.            Representations and Warranties of the Company and Quo.  Except as set forth in the Disclosure Schedule to be made part of this Agreement upon delivery thereof to the Investors on or prior to the Closing (“Disclosure Schedule”) which exceptions shall be deemed part of the representations and warranties made hereunder, the Company and Quo, jointly and severally, represent and warrant to the Investors the following as of the date of this Agreement, and such representations and warranties shall be deemed to be made as of the Closing Date (if different from the date of this Agreement), provided that each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date on which such representation or warranty is deemed to be made (except that, for the avoidance of doubt, any representation or warranty that is expressed to be made by reference to the facts and circumstances existing as at a specific date shall be made by reference to the facts and circumstances existing as at such specific date):

(a)           SEC Reports and OTC Requirements.

(i)           The Company has filed with the SEC on a timely basis all forms, reports and schedules, proxy statements (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein and including all registration statements and prospectuses filed with the SEC, the “SEC Reports”) required to be filed by the Company with the SEC during the twenty-four (24) months preceding the date of this Agreement. As of its date of filing, each SEC Report complied with the requirements of the Exchange Act or the Act (as applicable), and the rules and regulations promulgated thereunder and none of such SEC Reports (including any and all financial statements included therein) contained when filed or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(ii)           The Company has not, in the twelve (12) months preceding the date hereof, received notice from the Trading Market to the effect that the Company is not in compliance with the requirements of the Trading Market, and no disciplinary actions or proceedings have been initiated against the Company and no such actions are threatened.

(b)	Ownership of Shares of Subsidiaries; Affiliates.

(i)
Schedule 6(b)(i) of the Disclosure Schedule contains complete and correct lists of each Person in which the Company owns, directly or indirectly, any Capital Stock or similar equity interests, or otherwise maintains, directly or indirectly, control over management, operations and decision-making processes, showing, as to each Person, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its Capital Stock or similar equity interests outstanding owned by the Company.

(ii)
All of the outstanding shares of Capital Stock or similar equity interests of each Subsidiary or the PRC Operating Companies shown in Schedule 6(b)(i) of the Disclosure Schedule as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of any Lien.

(iii)
No Subsidiary is a party to, or otherwise subject to any legal or regulatory restriction or any agreement (other than this Agreement) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of Capital Stock or similar equity interests of such Subsidiary.

(iv)	None of the directors or executive officers of the Group Companies holds, directly or indirectly, any beneficial ownership interest in any of the Company’s Subsidiaries.

(c)           Organization.  Each of the Group Companies (i) has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to carry on its business and to own, lease and operate its properties and assets, and (iii) is duly qualified or licensed to do business and is in good standing as a domestic or foreign corporation or limited liability company, as the case may be, authorized to do business in each jurisdiction in which the nature of such business or the ownership or leasing of such properties requires such qualification, except where the failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect.  The constitutional documents and certificates of each of the PRC Operating Companies are valid and have been duly approved or registered (as applicable) by competent PRC Governmental Authorities.

(d)           Capitalization and Voting Rights.

(i)           Capital Stock.  The authorized capital stock of the Company consists of, immediately prior to the Closing, 5,000,000 shares of Preferred Stock and 800,000,000 shares of Common Stock, of which 69,151,608 shares of Common Stock are currently issued and outstanding. No shares of Preferred Stock are currently issued and outstanding. All of the outstanding shares of Common Stock have been validly issued, are fully paid and non-assessable, and are free and clear of any Lien.

(ii)           Issued and Issuable Shares.  As at the date hereof and immediately prior to the Closing, there is no Capital Stock issued or issuable pursuant to any exercise, conversion, exchange, subscription or otherwise in connection with any warrants, options (including pursuant to the Company’s stock option plan), convertible securities or any agreement to sell or issue Capital Stock or securities which may be exercised, converted or exchanged for Capital Stock, other than the shares of the Company’s Common Stock to be issued upon conversion of the Notes and the exercise of the Warrants (collectively, “Fully-Diluted”).  Prior to the Closing Date, the Conversion Shares issuable upon conversion of the Notes and the Warrant Shares issuable upon the exercise of the Warrants have been duly reserved for issuance, which will constitute approximately 48% of the Company’s Capital Stock on a Fully Diluted basis.  When the Conversion Shares and Warrant Shares are duly issued in accordance with the terms of the Notes or Warrants, as applicable, the Conversion Shares and Warrant Shares will have been validly issued, fully paid and non-assessable, and the issuance of the Conversion Shares and Warrant Shares will not be subject to any preemptive or similar right.  Except as set forth on Schedule 6(d)(ii), all of the issued and outstanding shares of each of the Group Company’s Capital Stock as of the Closing are duly authorized, validly issued, fully paid and non-assessable, were issued in accordance with the registration or qualification provisions of the Act, if applicable, and any relevant “blue sky” laws of the United States, if applicable, or pursuant to valid exemptions therefrom and were issued in compliance with other applicable laws (including, without limitation, applicable PRC laws, rules and regulations) and are not subject to any rescission right or put right on the part of the holder thereof nor does any holder thereof have the right to require the Company to repurchase such Capital Stock.

(iii)           Voting and Other Agreements.  Except as set forth on Schedule 6(d)(iii) of the Disclosure Schedule and the SEC Reports, as at the date hereof and immediately prior to the Closing, there are no outstanding (A) options, warrants or other rights to purchase from any Group Company, (B) agreements, contracts, arrangements or other obligations of any Group Company to issue, or (C) other rights to convert any obligation into or exchange any securities for, in the case of each of clauses (A) through (C), shares of Capital Stock of, or other ownership or equity interests in, any Group Company.  The Company is not a party or subject to any agreement or understanding and there is no agreement or understanding with any Person that affects or relates to (x) the voting or giving of written consents with respect to any security of the Company (including, without limitation, any voting agreements, voting trust agreements, shareholder agreements or similar agreements) or the voting by a director of the Company, (y) the sale, transfer or other disposition with respect to any security of the Company or (z) any restrictions with respect to the issuance or sale of the Securities or the consummation of the transactions contemplated under the Transaction Documents, or any provisions that would adversely affect the interests of the holders of the Securities or the consummation of the transactions contemplated under the Transaction Documents, including without limitation any right of first refusal or right to be consulted or to make a comparable offer with respect to the Securities, held by any security holder, creditor or anyone who holds similar rights in the Company (other than the holders of the Securities).

(e)           No Registration Rights.  Except as set forth on Schedule 6(e) of the Disclosure Schedules and in the Registration Rights Agreement, no holder of securities of any of the Group Companies is or will be entitled to have any registration rights with respect to such securities.

(f)           Authorization.  (i) Each of the Group Companies has all requisite corporate power and authority to execute, deliver and perform its obligations under each of the Transaction Documents (to the extent they are parties thereto) and to consummate the transactions contemplated thereby, (ii) this Agreement has been duly authorized, executed and delivered by the Company and Quo, and (iii) each of the Transaction Documents has been duly authorized and when executed and delivered by any of the Group Companies (to the extent they are parties thereto) shall constitute a legal, valid and binding obligation of the Group Companies enforceable against the Group Companies in accordance with its terms, except (i) to the extent rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, (ii) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and (iii) enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(g)           Valid Issuance of the Note and Warrants.

(i)
The Notes, when issued, sold and delivered in accordance with the terms thereof and for the consideration set forth herein, will be free of restrictions on transfer, other than restrictions on transfer under applicable state and federal securities laws.  Assuming the accuracy of the Investors’ representations in Section 8 below, the Notes will be issued in compliance with applicable state and federal securities laws.  The Notes have been duly authorized by the Company and, when executed and delivered to the Investors by the Company, in accordance with the terms of this Agreement, the Notes will have been duly executed, issued and delivered by the Company and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

(ii)
The Warrants, when issued and delivered in accordance with the terms thereof, will be free of restrictions on transfer, other than restrictions on transfer under applicable state and federal securities laws.  Assuming the accuracy of the Investors’ representations in Section 8 below, the Warrants will be issued in compliance with applicable state and federal securities laws.  The Warrants have been duly authorized by the Company and, when executed and delivered by the Company to the Investors, in accordance with the terms of this Agreement, the Warrants will have been duly executed, issued and delivered by the Company and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

(h)           Valid Issuance of Conversion Shares and Warrant Shares.

(i)
After giving effect to each Closing, the conversion rights attached to the Notes, when the Notes are issued on the Closing Date, will provide for the right to convert the Notes into 30,303,030 Conversion Shares (subject to subdivision or consolidation thereof) as of the Closing Date (as calculated immediately following the Closing and assuming the conversion of all the Notes) at an initial conversion price of US$1.65.  The Conversion Shares have been duly and validly authorized for issuance by the Company, and when issued pursuant to the terms of the Notes, will be validly issued, fully paid and non-assessable, not subject to any preemptive or similar rights, free from all taxes, Liens, charges and security interests with respect to the issuance thereof and free of restrictions on transfer other than as expressly contemplated by the Transaction Documents.

(ii)
After giving effect to each Closing, the conversion rights attached to the Warrants, when the Warrants are issued on the Closing Date, will provide for the right to purchase in the aggregate (i) up to 20,000,000 Warrant Shares, at an exercise price of US$2.50 and (ii) up to 14,285,715 Warrant Shares, at an exercise price of US$3.50 (in each case, subject to subdivision or consolidation thereof) as of the Closing Date (as calculated immediately following the Closing and assuming the exercise of all the Warrants in each of clauses (i) and (ii) above).  The Warrant Shares have been duly and validly authorized for issuance by the Company, and when issued pursuant to the terms of the Warrants will be validly issued, fully paid and non-assessable, not subject to any preemptive or similar rights, free from all taxes, Liens, charges and security interests with respect to the issuance thereof and free of restrictions on transfer other than as expressly contemplated by the Transaction Documents.

(i)            Compliance with Instruments.  The articles of incorporation, certificate of incorporation, by-laws or other organizational documents of the Group Companies (the “Charter Documents”) are in the form previously provided to the Investors, and none of the Group Companies is in violation of its respective Charter Documents.  None of the Group Companies is, nor does any condition exist (with the passage of time or otherwise) that could reasonably be expected to cause any of the Group Companies to be, (i) in violation of any statute, rule, regulation, law or ordinance, or any judgment, decree or order applicable to any of the Group Companies or any of their properties (collectively, “Applicable Law”) of any federal, state, national, provincial, local or other governmental authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization of applicable jurisdictions (each, a “Governmental Authority”), or (ii) in breach of or in default under any bond, debenture, note or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument to which any of them is a party or by which any of them or their respective property is bound (collectively, “Applicable Agreements”).

(j)            No Conflicts.  Neither the execution, delivery or performance of this Agreement, any other Transaction Document or the Restructuring Documents nor the consummation of any of the transactions contemplated herein or therein will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent of any Person or a Governmental Authority (other than consents already obtained) or result in the imposition of a Lien (other than a Lien arising under the Security Documents and the transactions contemplated by the Transaction Documents) on any assets of any of the Group Companies under or pursuant to (i) the Charter Documents, (ii) any Applicable Agreement, or (iii) any Applicable Law.  Immediately following consummation of the transactions contemplated in the Transaction Documents, no default will exist under the Notes.

(k)           Security Interests.

(i)
When executed and delivered, the Offshore Security Documents will create valid and enforceable first-priority security interests in favor of the Investors in all the pledged collateral specified therein, which security interests will secure the repayment of the Notes issued at each Closing and the other obligations purported to be secured thereby. As of the Closing Date, the pledgors under the Offshore Security Documents will own such pledged collateral free and clear of all Liens (except for Liens arising by operation of law and Liens arising under the Offshore Security Documents).

(ii)
When executed and delivered and subject to the approval by and filing with the relevant Governmental Authority, the Onshore Security Documents will create valid and enforceable first-priority security interests in favor of the Investors in all the pledged collateral specified therein, which security interests will secure the repayment of the Notes issued at each Closing and the other obligations purported to be secured thereby. When each of the Onshore Security Documents is filed with, and approved by, the relevant Governmental Authority pursuant to the terms specified therein, the security interests represented thereby will be perfected.

(l)            Governmental Filings.  No filing with, consent, approval, authorization or order of, any Governmental Authority is required to be made by any of the Group Companies for the consummation of the transactions contemplated by the Transaction Documents, except as have been made or obtained prior to the date of this Agreement or obtained after the Closing in accordance with the terms of the Transaction Documents.

(m)           Proceedings.  Except as disclosed in  Schedule 6(m) of the Disclosure Schedules and the SEC Reports, there is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding, domestic or foreign (collectively, “Proceedings”), pending or, to the best knowledge of the Company after due inquiry, threatened, that seeks to restrain, enjoin, prevent the consummation of, or otherwise challenges any of the Transaction Documents, the Restructuring Documents or any of the transactions contemplated therein.

(n)           Permits.  Except as set forth in Schedule 6(n) of the Disclosure Schedule, each of the Group Companies possesses all licenses (including the concession advertising rights set forth in Schedule II), permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all Governmental Authorities, presently required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as now conducted (“Permits”).  All of the material Permits are valid and in full force and effect.  Each of the Group Companies has fulfilled and performed all of its respective obligations with respect to such Permits and to the best knowledge of the Company after due inquiry, no event has occurred which allows, or after notice or lapse of time could allow, revocation or termination thereof or result in any other impairment of the rights of the holder of any such Permit.  None of the Group Companies has received actual notice of any Proceeding relating to revocation or modification of any such Permit.

(o)           Title to Property.  Each of the Group Companies has good and marketable title to all real property and personal property owned by it, in each case free and clear of any Liens as of the Closing Date, except such Liens as permitted under the Transaction Documents.  For real property not owned by any of the Group Companies and currently used or planned to be used for the business operations of the Group Companies, each of such Group Companies has good and marketable title to all leasehold estates in real and personal property being leased by it and, in each case free and clear of all Liens as of the Closing Date.

(p)           Insurance.  Schedule 6(p) of the Disclosure Schedule contains a complete and correct list of insurance policies insuring the Group Companies and their respective businesses, assets, employees, officers and directors. Each of the Group Companies maintains and will continue to maintain insurance in amounts and covering risks as are necessary, prudent and customary with industry practice for the conduct of their respective businesses and the value of their respective properties.  Each of the Group Companies is in compliance with the terms of such policies and instruments, and there are no claims by any of the Group Companies under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.  None of the Group Companies has been refused any insurance coverage sought or applied for, and none of the Group Companies has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(q)           Taxes.  All Tax returns required to be filed by each of the Group Companies have been filed (taking into account all extensions of due dates), and all such returns are true, complete and correct.  All Taxes that are due from each of the Group Companies have been paid other than those (i) currently payable without penalty or interest or (ii) being diligently contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.  There are no proposed Tax assessments against any of the Group Companies.  The accruals and reserves on the books and records of each of Group Companies in respect of any Tax liability for any Taxable period not finally determined are adequate to meet any assessments of Tax for any such period.  For purposes of this Agreement, the term “Tax” and “Taxes” shall mean all federal, state, national, provincial, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

(r)            Intellectual Property.

(i)           Schedule 6(r) of the Disclosure Schedule contains a complete and accurate list of all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems, software or procedures), trademarks, service marks, trade names or master works, whether or not registered, filed, or issued under the authority of any governmental authority, (collectively, “Intellectual Property”) and a complete and accurate list of all licenses granted by any Group Company to any third party with respect to the Intellectual Property.  Each of the Group Companies owns, or is validly licensed under, or has the right to use, all Intellectual Property necessary for the conduct of its business and all Intellectual Properties owned by the Group Companies necessary for the conduct of their businesses are valid and in full force and effect.  As of the Closing Date, such Intellectual Property is or will be free and clear of all Liens.  No Proceedings have been asserted by any Person challenging the use of any such Intellectual Property by any of the Group Companies or questioning the validity or effectiveness of the Intellectual Property or any license or agreement related thereto and there are no facts which would form a valid basis for any such Proceeding.  The use of such Intellectual Property any of the Group Companies will not infringe on the Intellectual Property rights of any other Person.

(ii)           Each of the Group Companies has taken reasonable steps and measures to establish and preserve ownership of or right to use all Intellectual Property in the operation of its business, including any Intellectual Property that was jointly developed with any third-parties, or any Intellectual Property for which improper or unauthorized disclosure would impair its value or validity, and has made all appropriate filings, registrations and payments of fees in connection with the foregoing.  There is no infringement or misappropriation by any other Person of any Intellectual Property of any of the Group Companies.  No Proceedings in which any of the Group Companies alleges that any Person is infringing upon, or otherwise violating, any Intellectual Property of any of the Group Companies are pending, and none has been served, instituted or asserted by any of the Group Companies.

(iii)           No former or current employee, no former or current consultant, and no third-party joint developer of any of the Group Companies has any rights in any Intellectual Property made, developed, conceived, created or written by the aforesaid employee or consultant during the period of his or her retention by the Group Companies which can be asserted against any Group Company.

(iv)           No Intellectual Property owned by any Group Company is the subject of any Lien, license or other contract granting rights or security interest therein to any other Person, except for Liens, licenses or other contracts granting rights or security interest that do not materially interfere with the use made and proposed to be made of such Intellectual Property by any Group Company.  Each of the Group Companies has not (A) transferred or assigned, (B) granted an exclusive license to or (C) provided or licensed, any Intellectual Property owned by the Group Companies and necessary for the conduct of their business to any Person.

(s)           Internal Controls.  Each of the Group Companies maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(t)            Financial Statements; No Undisclosed Liabilities.

(i)           The financial statements of the Company included in the SEC Reports have been prepared in accordance with the applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present the financial condition, results of operations and cash flows of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.  All other financial, statistical, and market and industry-related data included in the SEC Reports are based on or derived from sources that the Company reasonably believes to be reliable and accurate.

(ii)           Subsequent to the date of the Company’s unaudited financial statements (including balance sheet, income statement and statement of cash flows) filed for the nine-month period ended September 30, 2007, except as disclosed therein or in any subsequent SEC Report, (A) none of the Group Companies has incurred any liabilities, direct or contingent or has entered into any transactions not in the ordinary course of business, (B) there has not been any decrease in the Capital Stock or any  increase in long-term indebtedness or any increase in short-term indebtedness of the Group Companies, or any payment of or declaration to pay any dividends or any other distribution with respect to the Group Companies, and (C) there has not been any material adverse change in the properties, business, prospects, operations, regulatory status, earnings, assets, liabilities or condition (financial or otherwise) of the Group Companies taken as a whole; excluding any changes caused by (x) the condition of the industry of the Company that do not disproportionately affect the Company, (y) the failure of the Company to meet its financial projections or (z) the execution and delivery of this Agreement and consummation of the transactions contemplated hereby (each of clauses (A), (B) and (C), a “Material Adverse Change”).  There is no event that is reasonably likely to occur in the foreseeable future, which if it were to occur, could, individually or in the aggregate, have a Material Adverse Change.

(iii)           Without limiting the generality of the foregoing paragraph (ii), the Company has no liabilities or obligations (whether actual, accrued, absolute, fixed, contingent, liquidated, unliquidated or otherwise, and whether due or to become due), except for (i) liabilities or obligations shown on the balance sheet as of September 30, 2007 (the “Most Recent Balance Sheet”), (ii) liabilities under any agreements, contracts, commitments, licenses or leases which have arisen prior to the date of the Most Recent Balance Sheet and which are not required to be reflected in a balance sheet, or the notes thereto, prepared in accordance with GAAP (none of which relates to a breach of contract, breach of warranty, tort, infringement, environmental, health or safety matter, violation of Applicable Laws or proceeding brought by Governmental Authorities), (iii) liabilities incurred in the ordinary course of business since September 30, 2007 (none of which relates to a breach of contract, breach of warranty, tort, infringement, environmental, health or safety matter, violation of Law or proceeding brought by Governmental Authorities) and/or (iv) other liabilities that are, individually and in the aggregate, immaterial.

(u)           Debt.  Based on the financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Notes in the aggregate amount of US$50,000,000, (i) the Group Companies’ assets exceeds the amount that will be required to be paid on or in respect of the Group Companies’ existing Debts and other liabilities (including contingent liabilities) as they mature; (ii) the Group Companies are able to pay their Debt and other liabilities (including contingent obligations) as they mature; and (iiii) the current cash flow of each of the Group Companies, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid.  The Company has no knowledge of any facts or circumstances which lead it to believe that it or any other Group Companies will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.  None of the Group Companies is, or has reason to believe it is likely to be, in default with respect to any Debt and no waiver of default is currently in effect.  None of the Group Companies has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien (other than by operation of law).  None of the Group Companies is a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt of any of the Group Companies, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company.

(v)           No Stabilization.  None of the Group Companies has nor has anyone acting on its behalf, (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of any of the Group Companies to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Group Companies.

(w)           No Sale to the U.S.  None of the Group Companies, their respective Affiliates, or any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy, sell or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner or under circumstances that would require the registration of the Securities under the Act.

(x)            No Directed Selling Efforts.  None of the Group Companies, their respective Affiliates, or any person acting on its or their behalf (other than the Investors, their Affiliates or persons acting on its behalf, as to whom the Company makes no representation) has engaged in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities; and each of the Company, its Subsidiaries, their respective Affiliates and each person acting on its or their behalf has complied with the offering restrictions requirement of Regulation S.

(y)           No Registration.  Assuming the accuracy of the Investors’ representations and warranties set forth in Section 8, no registration under the Act of the Securities is required for the offer and sale of the Securities in the manner contemplated herein.

(z)            Labor Matters.  None of the Group Companies is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or sought to represent any of the employees, representatives or agents of the Group Companies.  There is no strike or other labor dispute involving any of the Group Companies pending or threatened.  There is no employment related charge, complaint, grievance, investigation, unfair labor practice claim or inquiry of any kind, pending against any of the Group Companies.

(aa)          Material Contracts.

(i)	All of the Material Contracts are valid, subsisting, in full force and effect and binding upon the applicable Group Company and to the other parties thereto.

(ii)
Each Group Company is not in default in any material respect under any Material Contract.  No Group Company is aware of any material default thereunder by any other party to any Material Contract that would constitute such a material default, or give any Person the right to declare a material default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, a Material Contract.

(iii)
No Group Company has given to or received from any Person any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential material violation or material breach of, or material default under, any Material Contract.

(iv)
With respect to each Material Contract to which it is a party, each Group Company has taken all necessary corporate actions to (a) enter into, execute, adopt, assume, issue, and deliver such Material Contract, and (b) perform its obligations pursuant to the respective terms and conditions of such Material Contract.

(v)
Each of the Material Contracts does not (a) violate any provision of, the respective Charter Documents of any Group Company, or (b) materially breach, or constitute a material default under, or result in the creation or imposition of, any Lien other than Permitted Liens, pursuant to which any Group Company is a party or by which any Group Company or any of their properties is bound, or (c) violate any Applicable Law to which any Group Company is subject to or by which any Group Company or any of their respective properties is bound.

(bb)         Brokers and Finders.  Except as set forth in Schedule 6(bb), the Company has not engaged any broker, finder, commission agent or other similar person in connection with the transactions contemplated under the Transaction Documents, and the Company is not under any obligation to pay any broker’s fee or commission in connection with such transactions.

(cc)          Environmental Matters.  Each of the Group Companies (i) is in compliance with any and all currently applicable foreign, federal, state, national, provincial, and local laws and regulations relating to the protection of the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business, (iii) has not received actual notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, (iv) none of the Group Companies has knowledge of any facts which would give rise to any Proceedings, public or private, against it or any violation of Environmental Laws arising out of the operations of the Group Companies; and (v) none of the Group Companies has stored any hazardous materials on real properties now or formerly owned, leased or operated by any of them, and has not disposed of any hazardous materials, in a manner contrary to any Environmental Laws.

(dd)         Encumbrances.  As of the Closing Date, except for any such restrictions provided under the laws of the jurisdiction of incorporation of any of the Group Companies, as applicable, there will be no encumbrances or restrictions on the ability of any of the Group Companies (i) to pay dividends or make other distributions on such parties’ Capital Stock or to make loans or advances or pay any indebtedness to, or investments in, any of the Group Companies, or (ii) to transfer any of its property or assets to any of the Group Companies, except for such restrictions set forth in the Transaction Documents.

(ee)         Foreign Corrupt Practices Act.  None of the Group Companies or any of their respective officers, directors or employees have offered, promised to pay, or authorized the payment of any money, or offered, given or promised to give, or authorized the giving of anything of value, to any officer, employee or any other person acting in an official capacity for any government or any department, agency or instrumentality thereof, including any entity or enterprise owned or controlled by a government, or for any public international organization, to any political party or official thereof or to any candidate for political office (individually and collectively, a “Foreign Official”) or to any person knowing or being aware of a high probability that all or a portion of such money or thing of value will be offered, given or promised, directly or indirectly, to any Foreign Official, for the purpose of: (i) influencing any act or decision of such Foreign Official in his official capacity; (ii) inducing such Foreign Official to do or omit to do any act in violation of his lawful duty; (iii) securing any improper advantage; (iv) inducing such Foreign Official to influence or affect any act or decision of any entity or enterprise owned or controlled by a government; or (v) assisting the Company in obtaining or retaining business for or with, or directing business to the Company. Each of the Group Companies has established policies, procedures and controls that are reasonably designed to prohibit dealings with persons and countries that are subject to trade sanctions and economic embargo programs enforced by the Treasury Department’s Office of Foreign Asset Control.  In addition, the operations of the Group Companies have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, the anti-money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency.

(ff)           Ranking of Obligations.  The payment obligation of the Company under this Agreement will rank senior to all existing and future debt of the Company.

(gg)         Related Party Transactions.  Other than as set forth on Schedule 6(gg) of the Disclosure Schedule and in the SEC Reports, no relationship, direct or indirect, exists between or among any of the Group Companies or any Affiliate of the Group Companies, on the one hand, and any former or current director, officer, stockholder, customer or supplier of any of them (including any member of their immediate family), on the other hand.

(hh)         Investment Company.  None of the Group Companies is, and as a result of the offer and sale of the Securities contemplated herein will not be, required to register as an “investment company” under, and as such term is defined in, the U.S. Investment Company Act of 1940, as amended in connection with or as a result of the offer and sale of the Securities.

(ii)           PFIC.  None of the Group Companies is or intends to become a “passive foreign investment company” within the meaning of Section 1297 of the Code (“PFIC”).

(jj)           OFAC.  Neither the Company nor any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S.  Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Notes, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(kk)         Money Laundering Laws.  The operations of each of the Group Companies are and have been conducted at all times in compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Group Companies with respect to the Money Laundering Laws is pending or threatened.

(ll)           Other Representations and Warranties Relating to the PRC Operating Companies at the Closing.

(i)           All consents, approvals, authorizations or licenses requisite under PRC law for the due and proper establishment and operation of each of the PRC Operating Companies has been duly obtained from the relevant PRC Governmental Authorities.

(ii)           All consents, approvals, authorizations or licenses requisite under PRC law for the Concession Advertising Rights granted pursuant to the Concession Advertising Rights Agreements to be rendered valid, binding and enforceable, have been duly obtained by the relevant PRC Governmental Authorities and are in full force and effect.

(iii)           All filings and registrations with the PRC Governmental Authorities required in respect of each of the PRC Operating Companies and its operations including, without limitation, the registrations with the State Administration of Industry and Commerce, the State Administration for Foreign Exchange, tax bureau and customs authorities have been duly completed in accordance with the relevant PRC rules and regulations.

(iv)           Each of the PRC Operating Companies has complied with all relevant PRC laws and regulations regarding the contribution and payment of its registered share capital, the payment schedule of which has been approved by the relevant PRC Government Authorities.  There are no outstanding rights of, or commitments made by the Company or any Subsidiary to sell any equity interest in the PRC Operating Companies.

(v)           None of the PRC Operating Companies is in receipt of any letter or notice from any relevant PRC Governmental Authority notifying it of revocation of any licenses or qualifications issued to it or any subsidy granted to it by any PRC Governmental Authority for non-compliance with the terms thereof or with applicable PRC laws, or the need for compliance or remedial actions in respect of the activities carried out by any of the PRC Operating Companies.

(vi)           Each of the PRC Operating Companies has conducted its business activities within the permitted scope of business or has otherwise operated its business in compliance with all relevant legal requirements and with all requisite licenses and approvals granted by competent PRC Governmental Authorities.  As to licenses, approvals and government grants and concessions requisite or useful for the conduct of any part of the business of any of the PRC Operating Companies which are subject to periodic renewal, the Company has no knowledge of any grounds on which such requisite renewals will not be granted by the relevant PRC Governmental Authorities.

(vii)           Each of the PRC Operating Companies has duly acquired the qualifications to advertise digital outdoor advertising in the PRC.

(viii)           With regard to employment and staff or labor, each of the PRC Operating Companies has complied with all applicable PRC laws and regulations, including without limitation, laws and regulations pertaining to welfare funds, social benefits, medical benefits, insurance, retirement benefits, pensions or the like.

(mm)        Full Disclosure.  None of the Transaction Documents, the Disclosure Schedules or any other documents, certificates or instruments furnished to the Investor by or on behalf of the Company in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  The Company acknowledges and agrees that the Investors do not make any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 8 hereof.

7.             Covenants of the Company and Quo.

The Company and Quo, jointly and severally, hereby agree:

(a)           To (i) advise the Investors promptly after obtaining knowledge (and, if requested by the Investors, confirm such advice in writing) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of the Securities for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, (ii) use its commercially reasonable efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of the Securities under any state securities or “blue sky” laws, and (iii) if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Securities under any such laws, use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(b)           So long as any of the Securities are “restricted securities” within the meaning of Rule 905 under the Act, to, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, provide to each holder of such restricted securities and to each prospective investor (as designated by such holder) of such restricted securities, upon the request of such holder or prospective investor, any information required to be provided by Rule 144A(d)(4) under the Act.

(c)           Upon the consummation of the transactions contemplated under the Transaction Documents or in the event this Agreement is terminated by the Investors pursuant to Section 11(b)(ii), to pay, in accordance with the applicable terms and conditions in connection with such payments, (i) all costs, expenses, fees and taxes incident to and in connection with the preparation, issuance, delivery, conversion and/or exchange of the Securities, (ii) all fees and expenses of the PRC, US and other counsel, accountants and any other experts or advisors retained by the Group Companies, (iv) all fees and expenses of the PRC, US and other counsel, accountants and any other experts or advisors retained by the Investors up to US$200,000 and (v) all  fees and expenses (including any filing, regulatory and registration fees) relating to the perfection of Liens.

(d)           To use commercially reasonable efforts to do and perform all things required to be done and performed under the Transaction Documents prior to and after the Closing Date.

(e)           Prior to making any public disclosure or filings as may be required by Applicable Laws with respect to any Transaction Documents and the transactions contemplated hereby and thereby, to provide the Investors and their counsels with the reasonable opportunity to review and comment on such public disclosure documents and consider in good faith any comments received by the Investors or their counsels.

(f)           To maintain the listing and trading of the Common Stock on the Trading Market or on an alternative trading market reasonably acceptable to the Investors.

(g)           For so long as the Investors own any of the Securities, the Company will furnish to the Investors copies of all reports and other communications (financial or otherwise) furnished by the Company to the holders of its Securities and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or any national securities exchange on which any class of securities of the Company may be listed; provided, however, that any such report or financial statements filed on the Commission’s EDGAR database need not be separately furnished.

(h)           To pay all stamp, documentary and transfer taxes and other duties, if any, which may be imposed by any Governmental Authorities or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of the Securities or the sale thereof to the Investors.

(i)            The Company will use its commercially reasonable efforts not to become, and cause its Subsidiaries not to become, a PFIC.  If the Company determines that it or any of its Subsidiaries has become a PFIC, the Company will promptly notify the Investors and provide all information requested by the Investors that is necessary for it to make a qualified electing fund (QEF) election.

(j)            Not register any transfer of the Securities that is not (i) made in accordance with the provisions of Regulation S, (ii) made pursuant to registration under the Act, or (iii) made pursuant to an available exemption under the Act.

(k)           Prior to the Closing Date, the Company shall not, without the express prior written consent of the Investors (which consent shall be at the Investors’ sole discretion), pursue or discuss any capital raising transaction or transactions with any Person other than the Investors or its Affiliates (“Outside Financing”).

(l)            Prior to the Closing Date, the Company shall not, and shall procure that its Subsidiaries shall not, do anything or take any step, action or measure (or omit to take the same), that has or could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(m)          The Company shall not use the net proceeds from the sale of the Notes, in any amount, for any purpose other than as set forth in Section 4.1(d) of the Note.

(n)           In the event that any of the Group Companies acquires any Person following the Closing Date, the Company shall cause such Group Company to obtain, as a condition precedent to the consummation of such acquisition, an opinion of counsel, which includes, among others, opinions substantially to the effect that (i) the transaction documents governing such acquisition are enforceable according to their terms and (ii) neither the execution, delivery or performance of such transaction documents nor the consummation of any of the transactions contemplated therein will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent of any Person or a Governmental Authority (other than consents already obtained) or result in an imposition of a Lien (other than a Lien arising under the transactions contemplated in such transaction documents) on any assets of any of such Group Company under or pursuant to (x) the Charter Documents, (y) the Applicable Agreements or (z) any Applicable Law.

(o)           The Company shall authorize and at all times keep reserved for issuance and delivery upon conversion of the Notes and the exercise of the Warrants such number of Conversion Shares and Warrant Shares or other shares of the Company as are from time to time issuable upon conversion of any Notes and the exercise of the Warrants and will, from time to time, take all necessary steps to amend its articles of incorporation to provide a sufficient reserve of Conversion Shares and Warrant Shares for issuance upon conversion of the Notes and the exercise of the Warrants, respectively.

(p)           The Company shall refrain, and shall cause the other Group Companies and PRC Operating Companies and each of their respective officers, directors and employees to refrain from offering, promising to pay, or authorizing the payment of any money, or offering, giving, promising to give, or authorizing the giving of anything of value, to any Foreign Official or to any person knowing or being aware of a high probability that all or a portion of such money or thing of value will be offered, given or promised, directly or indirectly, to any Foreign Official, for the purpose of: (i) influencing any act or decision of such Foreign Official in his official capacity;  (ii) inducing such Foreign Official to do or omit to do any act in violation of his lawful duty; (iii) securing any improper advantage; (iv) inducing such Foreign Official to influence or affect any act or decision of any entity or enterprise owned or controlled by a government; or (v) assisting the Company in obtaining or retaining business for or with, or directing business to the Company.  Each of the Group Companies will continue to maintain policies, procedures and controls that are reasonably designed to prohibit dealings with persons and countries that are subject to trade sanctions and economic embargo programs enforced by the Treasury Department’s Office of Foreign Asset Control.  In addition, the operations of Group Companies will be conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, the anti-money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency.

(q)           Promptly as reasonably practicable but in no event later than 90 days following the Closing Date, each of the Group Companies shall obtain reasonably adequate insurance covering its properties, operations, personnel and business, and is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged.

(r)           Promptly as reasonably practicable following the Closing Date, each of the Group Companies shall execute appropriate nondisclosure and confidentiality agreements with their executive officers, directors, key personnel and consultants.

(s)           Promptly and to the extent reasonably practicable following the Closing Date, the Company shall deliver to the Investors a certificate representing the Pledged Stock (as defined in the Offshore Security Documents) to be charged by the Company, accompanied by undated stock powers or transfer forms duly executed in blank by the Company pursuant to the Offshore Security Documents.

(t)           The Company covenants to use commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  As long as the Conversion Shares and Warrant Shares are “restricted securities” as defined in Rule 144(a)(3), if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and make publicly available in accordance with Rule 144(c) (and, if the Investors own any Conversion Shares or Warrant Shares, furnish to the Investors) such information as is required to sell such Conversion Shares or Warrant Shares under Rule 144.  The Company further covenants that it will take such further action as any holder of the Conversion Shares or Warrant Shares may reasonably request, to the extent required from time to time to enable such person to sell such Conversion Shares or Warrant Shares without registration under the Act within the requirements of the exemption provided by Rule 144.

(u)           The Company shall, by no later than the four (4) Business Days (in the City of New York) following each Closing Date, file a Form 8-K announcing the respective Closing of the transactions contemplated hereby and the material terms thereof, which must be reviewed and consented to by the Investors prior to the filing, which consent shall not be unreasonably withheld or delayed; and to provide the draft of such Form 8-K to the Investors reasonably in advance for review.  The Company and the Investors shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Investors shall issue any such press release or otherwise make any such public statement (i) without the prior consent of the Company, with respect to any press release of the Investors, or (ii) without the prior consent of the Investors, with respect to any press release of the Company, in either case of (i) and (ii), which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication, provided, however, that the Investors may report to their respective stockholders, limited partners, members or other owners, as the case may be, regarding the general status of their investment in the Company; and provided, further, that Investors may disclose to any Person that is reasonably necessary in connection with a proposed acquisition of the Securities from the Investors or to any Person determined by the Investors to be potential stockholders, limited partners, members or other investors of the Investors in any media, including without limitation, in connection with any marketing materials distributed for or on behalf of the Investors, the general status of the investment in the Company, including without limitation the name of the Company, a description of the business conducted by the Company and the actual or estimated return on investment realized by the Investors resulting from or relating to the investment in the Company.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Investors, or include the name of the Investors in any other filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the Investors, except (x) as required by federal securities law in connection with the filing of the Transaction Documents (including signature pages thereto) with the Commission and (y) to the extent such disclosure is required by law or Trading Market regulations.

(v)           From the date of this Agreement to the Closing Date, each of the Group Companies and their respective officers and directors will not, and the Company will cause its other representatives not to, directly or indirectly, (i) solicit, or initiate any proposal (a “Proposal”) relating to (A) direct or indirect acquisition or purchase of any equity securities (any and all shares of Capital Stock of the Group Companies, securities of the Group Companies convertible into, or exchangeable or exercisable for, such shares, and options, warrants or other rights to acquire such shares and any securities that represent the right to receive such equity securities) or any tender offer or exchange offer or (B) a merger, amalgamation, share exchange or consolidation or (C) a sale of all or substantially all of the assets of the Group Companies, (ii) participate in any discussions or negotiations regarding or furnish to any Person any information or otherwise facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Proposal (other than a modified Proposal of the Investors, if any), or (iii) authorize, engage in, or enter into any agreement or understanding with respect to, any Proposal.  Each of the Group Companies and their respective officers and directors will, and each of the Company will cause its other representatives to, terminate any existing activities or discussions in relation to any Proposal with any other party other than the Investors and its representatives.

The Company will immediately (within one Business Day) advise the Investors of, and inform the Investors of the terms of, and the identity of the Person making any Proposal that any of the Group Companies or any of their representatives or Affiliates may receive from the date of this Agreement to the Closing Date.

(w)           Prior to the Closing Date, if the Group Companies or their respective officers and directors violate any of the obligations set forth in Section 7(v) above, the Company shall pay to the Investors all fees and expenses incurred by the Investors in connection with the transactions contemplated by the Transaction Documents, including, without limitation, any amounts payable under Section 11(b) hereof and all legal and accounting fees and expenses, travel and accommodation fees and expenses, and due diligence fees and expenses.

(x)            Prior to and following the Closing Date, each of the Group Companies (i) shall exercise its rights and comply with its obligations under each Restructuring Document to which it is party and (ii) shall not amend or waive, assign or transfer, terminate suspend or abandon, all or any part of a Restructuring Document.

(y)           If, at any time following the Closing Date, any and all of Capital Stock of the PRC Operating Companies may be legally transferred to the Company or a Subsidiary of the Company then the Company shall, and shall procure that each relevant Group Company shall, take all such action and do all such things to effect, to the fullest extent permitted by PRC law, the transfer of such Capital Stock to the Company or a Subsidiary of the Company.

(z)           The Company and Quo shall use their best efforts and shall cause the other PRC Operating Companies to use their best efforts to, enter into the Concession Advertising Rights Agreements to be entered into by Quo and the other PRC Operating Companies as specified in Schedule I attached hereto as soon as practicable after the Closing Date.

(aa)         The Company shall cause each of the PRC Operating Companies and the Intermediate Companies to acquire the Concession Advertising Rights as listed in Schedule II attached hereto prior to or on such date as set forth therein.

8.             Investors’ Representations, Warranties and Agreements.  The Investors, jointly and severally, represent and warrant to the Company that:

(a)            None of the Investors is a “U.S. Person” (as defined in Rule 902 of Regulation S) and the Investors understand that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Securities in any country or jurisdiction where action for that purpose is required.  The Investors are not acquiring the Securities for the account or benefit of any U.S. persons except in accordance with exemption from registration requirements of the Act below or in a transaction not subject thereto.

(b)           None of the Investors are acquiring the Securities with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction.

(c)            Each Investor (A) agrees on its own behalf and on behalf of any investor account for which it has purchased the Securities that it will not offer, sell or otherwise transfer any of the Securities prior to (x) the date which is 1 year after the later of the date of the commencement of the offering and the date of original issuance (or of any predecessor of any Security proposed to be transferred by the Investors) and (y) such later date, if any, as may be required by applicable law, except (a) to the Company, (b) pursuant to a registration statement that has been declared effective under the Act, (c) for so long as any Security is eligible for resale pursuant to Rule 144A under the Act, to a person it reasonably believes is a “qualified institutional buyer” as defined in Rule 144A that purchases for its own account or for the account of another qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to Persons who are not “U.S. Persons” (within the meaning of Regulation S) that occur outside the United States within the meaning of Regulation S or (e) pursuant to any other available exemption from the registration requirements of the Act, and (B) agrees that it will give to each person to whom such Security is transferred a notice substantially to the effect of this paragraph.

(d)           The Investors acknowledge that the Securities are “restricted securities” as defined in Rule 144 under the Act.

(e)            No form of “directed selling efforts” (as defined in Rule 902 of Regulation S), general solicitation or general advertising in violation of the Act has been or will be used nor will any offers by means of any directed selling efforts in the United States be made by the Investors or any of its representatives in connection with the offer and sale of any of the Securities.

(f)            The Securities to be acquired by the Investors shall be acquired for investment for the Investors’ own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investors have no present intention of selling, granting any participation in, or otherwise distributing the same.  The Investors do not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Securities.

(g)           The Investors will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in compliance with the Act, applicable state securities laws and the respective rules and regulations promulgated thereunder.

(h)           The Investors understand that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investors’ compliance with, representations, warranties and agreements of the Investors set forth herein and in the Notes and Warrants in order to determine the availability of such exemptions and the eligibility of the Investors to acquire the Securities.

(i)            The Investors understand that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of an investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(j)            Each of the Investors has the requisite power and authority to execute, deliver and perform its obligations under each of the Transaction Documents (to the extent they are parties thereto) and to consummate the transaction contemplated thereby.  This Agreement  has been duly authorized and when executed and delivered by the Investors (to the extent they are parties thereto) constitutes a valid and binding obligation of the Investors enforceable against the Investors in accordance with its terms, except (i) to the extent rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, (ii) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and (iii) enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(k)           The Investors hereby covenant with the Company not to make any sale of the Securities without (i) complying with the provisions of this Agreement, or (ii) without satisfying the requirements of the Act and the rules and regulations promulgated thereunder, including, without limitation, causing the prospectus delivery requirement under the Act to be satisfied, if applicable.

(l)            The Investors understand that nothing in this Agreement or any other materials presented to the Investors in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice.

9.             Conditions Precedent to the Obligation of the Investors to Purchase the Notes.

(a)           The Investors’ obligation to purchase the First Note under this Agreement at the Initial Closing is subject to the satisfaction or waiver of each of the following conditions on or prior to the Initial Closing:

(i)
All the representations and warranties of each of the Group Companies shall be true and correct as of the date hereof and at the Closing Date.  Each of the Group Companies shall have performed, satisfied and complied with, to the satisfaction of the Investors, all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by them at or prior to the Initial Closing.

(ii)
No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Closing Date that could prevent or interfere with the consummation of the transactions contemplated under the Transaction Documents to be entered into at the Initial Closing; and no stop order suspending the qualification or exemption from qualification of any of the Securities in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or be pending or threatened as of the Closing Date.

(iii)
No action shall have been taken and no Applicable Law shall have been enacted, adopted or issued that could, as of the Closing Date, reasonably be expected to prevent the consummation of the transactions contemplated under the Transaction Documents to be entered into at the Initial Closing.  No Proceeding shall be pending or threatened other than Proceedings that if adversely determined could not, individually or in the aggregate, adversely affect the issuance or marketability of the Securities.

(iv)
The Company shall have obtained any and all approvals, consents and waivers necessary for consummation of the transactions contemplated by the Transaction Documents to be entered into at the Initial Closing, including, but not limited to, all Permits, authorizations, approvals or consents of any Governmental Authority.

(v)	The Investors shall have received at the Initial Closing:

(1)           a certificate dated the Closing Date, signed by the Chief Executive Officer of the Company on behalf of the Group Companies to the effect that (a) the representations and warranties set forth in Section 6 are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (b) each of the Group Companies has complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date, (c) at the Closing Date, since the date hereof or since the date of the most recent financial statements in the SEC Reports, no event or events have occurred, no information has become known nor does any condition exist that could, individually or in the aggregate, have a Material Adverse Effect, (d) since the date of the most recent financial statements in the SEC Reports, none of the Group Companies has incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, or entered into any other transactions not in the ordinary course of business, and there has not been any change in the Capital Stock or long-term indebtedness of any of the Group Companies, and (e) the sale of any of the Notes or Warrants have not been enjoined (temporarily or permanently);

(2)           a certificate dated the Closing Date, signed by the Secretary of the Company, including specimen signatures of those officers of the Company authorized to sign the Transaction Documents, to which the Company is a party, on behalf of the Company, attaching true, complete and up to date copies of the certificate of incorporation and by-laws of the Company, attaching the certificate of good standing of the Company and certifying as to such other maters as the Investors may reasonably require;

(3)           certificates dated the Closing Date, signed by the legal representative or another authorized officer of Quo (and acknowledged by the Designated Holders), including specimen signatures of such persons authorized to sign the Transaction Documents, to which Quo is a party, on behalf of Quo, attaching true, complete and up to date copies of the business license and articles of association of Quo and certifying as to such other maters as the Investors may reasonably require;

(4)           the opinions of Crone Rozynko LLP, U.S. counsel to the Company, dated the Closing Date, in the form and substance reasonably satisfactory to the Investors;

(5)           the opinions of Shanghai Kingstar Law Firm, PRC counsel to the Company and Quo, dated the Closing Date, in the form and substance reasonably satisfactory to the Investors; and

(6)           Bloompoint shall have executed the Bloompoint Waiver in form and substance satisfactory to the Investors.

(vi)
Each of the Transaction Documents to be entered into at the Initial Closing (including the Notes and Warrants) shall have been executed and delivered by all parties thereto, and the Investors shall have received a fully executed original (or clearly legible facsimile copy) of each such Transaction Document.

(vii)	The Investors shall have received the Disclosure Schedule in form and substance satisfactory to the Investors.

(viii)	Neither the Company nor any other party to any of the Transaction Documents shall be in breach or default under their respective obligations thereunder.

(ix)
The board of directors of the Company shall have approved and authorized by all necessary corporate or other action (i) the execution and delivery of the Transaction Documents, (ii) all actions to be performed or satisfied under the Transaction Documents (including, without limitation, the reserve for issuance of the Conversion Shares issuable upon conversion of the Notes and Warrant Shares issuable upon exercise of the Warrants), (iii) the consummation of the transactions contemplated by the Transaction Documents, (iv) the pricing terms of the Securities, and (v) all other actions necessary in connection with the transactions contemplated by the Transaction Documents and the offering of the Notes and the issuance of the Warrants, and shall have provided the Investors with a copy of such authorizations.

(x)
The board of directors or its equivalent of Quo shall have approved and authorized by all necessary corporate or other action (i) the execution and delivery of the Transaction Documents, (ii) all actions to be performed or satisfied under the Transaction Documents, (iii) the consummation of the transactions contemplated by the Transaction Documents, and (iv) all other actions necessary in connection with the transactions contemplated by the Transaction Documents and shall have provided the Investors with a copy of such authorizations.

(xi)
The Investors shall have completed and be satisfied with the results of all business, legal and financial due diligence, and any items requiring correction identified by the Investors shall have been corrected to the Investors’ satisfaction.

(xii)	The Investors shall have received all necessary internal approval for the transactions contemplated hereunder or under the Transaction Documents.

(xiii)
The Company shall have received due and proper waivers, or shall have entered into amendments or agreements effecting such waivers, by the security holder, creditor or anyone who holds similar rights in the Company (other than the holders of the Securities), of any restrictions with respect to the issuance or sale of the Securities or the consummation of the transactions contemplated under the Transaction Documents, or any provisions that would materially and adversely affect the interests of the holders of the Securities or the consummation of the transactions contemplated under the Transaction Documents, including without limitation registration rights, any right of first refusal or right to be consulted or to make a comparable offer with respect to the Securities, held by any such security holder, creditor or  holder of similar rights.

(b)           The Investors’ obligation to purchase the Second Note under this Agreement at the Second Closing is subject to the satisfaction or waiver of each of the following conditions on or prior to the Second Closing:

(i)
All the representations and warranties of each of the Group Companies shall be true and correct as of the Closing Date.  Each of the Group Companies shall have performed, satisfied and complied with, to the Investors’ satisfaction, all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by them at or prior to the Second Closing.

(ii)
No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Closing Date that could prevent or interfere with the consummation of the transactions contemplated under the Transaction Documents to be entered into at the Second Closing; and no stop order suspending the qualification or exemption from qualification of any of the Securities in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or be pending or threatened as of the Closing Date.

(iii)
No action shall have been taken and no Applicable Law shall have been enacted, adopted or issued that could, as of the Closing Date, reasonably be expected to prevent the consummation of the transactions contemplated under the Transaction Documents.  No Proceeding shall be pending or threatened other than Proceedings that if adversely determined could not, individually or in the aggregate, adversely affect the issuance or marketability of the Securities.

(iv)
The Company shall have obtained any and all approvals, consents and waivers necessary for consummation of the transactions contemplated by the Transaction Documents, including, but not limited to, all Permits, authorizations, approvals or consents of any Governmental Authority.

(v)
The Investors shall have received at the Second Closing, a certificate dated the Closing Date, signed by the Chief Executive Officer of the Company on behalf of the Group Companies to the effect that (a) the representations and warranties set forth in Section 6 are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (b) each of the Group Companies has complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date, (c) at the Closing Date, since the date hereof or since the date of the most recent financial statements in the SEC Reports, no event or events have occurred, no information has become known nor does any condition exist that could, individually or in the aggregate, have a Material Adverse Effect, (d) since the date of the most recent financial statements in the SEC Reports, none of the Group Companies has incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, or entered into any other transactions not in the ordinary course of business, and there has not been any change in the Capital Stock or long-term indebtedness of any of the Group Companies, and (e) the sale of any of the Notes or Warrants have not been enjoined (temporarily or permanently).

(vi)
The Company shall provide sufficient documentation evidencing that any and all T3 Rights have been legally and validly (i) acquired by Taiyi Media Investment (Beijing) Co., Ltd. “Taiyi Media”, (ii) assigned by Taiyi Media to Bona and (iii) transferred by Bona to Quo in compliance with all applicable PRC laws.

(vii)
The Designated Holders of Quo shall have been replaced by nominees of the Investors and such replacement shall have been properly approved and registered with the relevant PRC Government Authority in accordance with PRC law.

(viii)
Each of the Transaction Documents to be entered into at the Second Closing (including the Notes and Warrants) shall have been executed and delivered by all parties thereto, and the Investors shall have received a fully executed original (or clearly legible facsimile copy) of each such Transaction Document.

(ix)	The Investors shall have received updated Disclosure Schedules to the extent circumstances have changed since the First Closing in form and substance satisfactory to the Investors .

(x)	Neither the Company nor any other party to any of the Transaction Documents shall be in breach or default under their respective obligations thereunder.

(xi)
The Company shall have received due and proper waivers, or shall have entered into amendments or agreements effecting such waivers, by the security holder, creditor or anyone who holds similar rights in the Company (other than the holders of the Securities), of any restrictions with respect to the issuance or sale of the Securities or the consummation of the transactions contemplated under the Transaction Documents, or any provisions that would materially and adversely affect the interests of the holders of the Securities or the consummation of the transactions contemplated under the Transaction Documents, including without limitation registration rights, any right of first refusal or right to be consulted or to make a comparable offer with respect to the Securities, held by any such security holder, creditor or  holder of similar rights.

(xii)	All the conditions specified in Section 9(a) above shall have been fulfilled or satisfied for the Second Closing, unless waived in writing by the Investors.

(c)           The Investors’ obligation to purchase the Third Note under this Agreement at the Third Closing is subject to the satisfaction or waiver of each of the following conditions on or prior to the Third Closing:

(i)
All the representations and warranties of each of the Group Companies  (including Cityhorizon and Lianhe) shall be true and correct as of the Closing Date.  Each of the Group Companies (including Cityhorizon and Lianhe) shall have performed, satisfied and complied with, to the Investors’ satisfaction, all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with b them at or prior to the Third Closing.

(ii)
No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Closing Date that could prevent or interfere with the consummation of the transactions contemplated under the Transaction Documents to be entered into at the Third Closing; and no stop order suspending the qualification or exemption from qualification of any of the Securities in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or be pending or threatened as of the Closing Date.

(iii)
No action shall have been taken and no Applicable Law shall have been enacted, adopted or issued that could, as of the Closing Date, reasonably be expected to prevent the consummation of the transactions contemplated under the Transaction Documents.  No Proceeding shall be pending or threatened other than Proceedings that if adversely determined could not, individually or in the aggregate, adversely affect the issuance or marketability of the Securities.

(iv)
The Company shall have obtained any and all approvals, consents and waivers necessary for consummation of the transactions contemplated by the Transaction Documents, including, but not limited to, all Permits, authorizations, approvals or consents of any Governmental Authority.

(v)
The Company shall have received due and proper waivers, or shall have entered into amendments or agreements effecting such waivers, by the security holder, creditor or anyone who holds similar rights in the Company (other than the holders of the Securities), of any restrictions with respect to the issuance or sale of the Securities or the consummation of the transactions contemplated under the Transaction Documents, or any provisions that would materially and adversely affect the interests of the holders of the Securities or the consummation of the transactions contemplated under the Transaction Documents, including without limitation any right of first refusal or right to be consulted or to make a comparable offer with respect to the Securities, held by any such security holder, creditor or  holder of similar rights.

(vi)
The Investors shall have received on the Closing Date a certificate dated the Closing Date, signed by the Chief Executive Officer of the Company on behalf of the Group Companies (including Cityhorizon and Lianhe) to the effect that (a) the representations and warranties set forth in the this Agreement and the Joinder to the Purchase Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (b) each of the Group Companies (including Cityhorizon and Lianhe) has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date in the Transaction Documents, (c) at the Closing Date, since the date hereof or since the date of the most recent financial statements in the SEC Reports, no event or events have occurred, no information has become known nor does any condition exist that could, individually or in the aggregate, have a Material Adverse Effect on the Group Companies (including Cityhorizon and Lianhe), (d) since the date of the most recent financial statements in the SEC Reports, none of the Group Companies (including Cityhorizon and Lianhe) has incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, or entered into any other transactions not in the ordinary course of business, and there has not been any change in the Capital Stock or long-term indebtedness of any of the Group Companies (including Cityhorizon and Lianhe), and (e) the sale of any of the Notes or Warrants has not been enjoined (temporarily or permanently);

(vii)
The respective board of directors (or its equivalent) of the Group Companies shall have approved and authorized by all necessary corporate or other action, as applicable, (i) the execution and delivery of the Transaction Documents to which they are a party, (ii) all actions to be performed or satisfied under the Transaction Documents to which they are a party, (iii) the consummation of the transactions contemplated by the Transaction Documents to which they are a party, and (iv) all other actions necessary in connection with the transactions contemplated by the Transaction Documents and the offering of the Notes and the issuance of the Warrants, and shall have provided the Investors with a copy of such authorizations.

(viii)
The Acquisition shall have been consummated in accordance with Applicable Law within 120 days after the Initial Closing.  In particular, the cash-out of the Acquisition from Cityhorizon shall not exceed US$ 5,000,000 and is only made up of the cash balance of Cityhorizon as of the date of the Acquisition and any payments for LED panels but excluding any debt, payable and other obligations.

(ix)
The PRC Transfer Transaction shall have been consummated in accordance with Applicable Law and to the satisfaction of the Investors.  In particular, Lianhe shall have entered into the Structure Agreements with the PRC Operating Companies.

(x)
The Joinder to the Purchase Agreement, in form and substance satisfactory to the Investors, shall have been executed and delivered by Cityhorizon and Lianhe, with such additional representations, warrants, covenants and agreements as the Investors may require, and the Investors shall have received a fully executed original (or clearly legible facsimile copy) of the Joinder to the Purchase Agreement.

(xi)
The Offshore Security Documents and the Onshore Security Documents shall have been executed and delivered by the parties thereto and the Investors shall have received a fully executed original (or clearly legible facsimile copy) of the Offshore Security Documents and the Onshore Security Documents.

(xii)
The security provided by the Offshore Security Documents and the Onshore Security Documents shall have been perfected, charged, approved, registered with relevant filing agents or Government Authorities, as applicable.

(xiii)
The Investors and their counsel shall be satisfied that (i) the Lien granted to the Investors, for the benefit of the Secured Parties (as defined in the Offshore Security Documents) in the collateral described in the Offshore Security Documents is a first priority Lien; and (ii) no Lien exists on any of the collateral described therein other than the Lien created in favor of the Investors, for the benefit of the Secured Parties, pursuant to the Notes and the Offshore Security Documents.

(xiv)
All the shareholders of Bona and Botong shall have been replaced by nominees of the Investors and such replacement shall have been properly approved and registered with the relevant PRC Government Authority in accordance with PRC law.

(xv)
The Investors shall have received copies of all documents executed and delivered under or in connection with the transactions contemplated in the Transaction Documents that are required to be executed and delivered at or prior to the Closing Date.

(xvi)	The Investors shall have received updated Disclosure Schedules to the extent circumstances have changed since the Second Closing in form and substance satisfactory to the Investors.

(xvii)	Neither the Company nor any other party to any of the Transaction Documents shall be in breach or default under their respective obligations thereunder.

(xviii)
The Investors shall have received at the Third Closing, the opinions of BVI counsel, US counsel and PRC Counsel, in each case, dated the Closing Date, in form and substance satisfactory to the Investors;

(xix)	The Investors shall have approved a fund flow chart setting forth how the proceeds from the issue of the Notes will be transferred to the PRC Operating Companies through Lianhe and converted into RMB.

(xx)	The Investors shall have received certified copies of searches of all applicable registers of security interests applicable to the Group Companies, such searches to be satisfactory to the Investors.

(xxi)	All the conditions specified in Section 9(b) above shall have been fulfilled, satisfied or remain satisfied for the Third Closing, unless waived in writing by the Investors,

10.           Indemnification.

(a)           Each of the Company and Quo (each such Person being referred to as an “Indemnifying Party”), jointly and severally, agrees to indemnify and hold harmless the Investors, each of their Affiliates and their respective officers, directors, partners, shareholders, counsel, employees and agents (each Investor and such other person being referred to as an “Indemnified Party”), to the fullest extent lawful, from and against any losses, claims, damages, liabilities and reasonable expenses (or actions in respect thereof) other than those arising from the Investors’ gross negligence or willful misconduct, as incurred, related to or arising out of or in connection with:

(i)	any breach or violation by the Company or Quo or their respective Affiliates of any of the representations, warranties, covenants and agreements set forth in any Transaction Document;

(ii)
any untrue statement or alleged untrue statement of a material fact, or the omission or alleged omission to state in the Disclosure Schedule, a material fact required to be stated therein, or necessary to make the statements therein in light of the circumstances under which they were made, not misleading;

(iii)
any litigation, suit, proceeding or investigation with respect to the affairs, conduct or behavior of the Group Companies or their respective agents, employees, contractors, representatives or any affiliates thereof arising out of acts, omissions or events occurring prior to Closing Date; or

(iv)	any fees (including costs and expenses) or commissions to any broker, finder or agent engaged by the Group Companies,

and will reimburse the Indemnified Parties for all reasonable expenses (including, without limitation, fees and expenses of counsel) as they are incurred in connection with investigating, preparing, defending or settling any such action or claim, whether or not in connection with litigation in which any Indemnified Party is a named party.

(b)           As promptly as reasonably practical after receipt by an Indemnified Party under this Section 10 of notice of the commencement of any action for which such Indemnified Party is entitled to indemnification under this Section 10, such Indemnified Party will, if a claim in respect thereof is to be made against the Indemnified Party under this Section 10, notify the Indemnifying Party of the commencement thereof in writing; but the omission to so notify the Indemnifying Party (i) will not relieve such Indemnifying Party from any liability under paragraph (a) above unless and only to the extent it is materially prejudiced as a result thereof and (ii) will not, in any event, relieve the Indemnifying Party from any obligations to any Indemnified Party otherwise than the indemnification obligation provided in paragraph (a) above.  In case any such action is brought against any Indemnified Party, and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein and, to the extent that it may determine, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, with counsel satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the Indemnifying Party) at the expense of the Indemnifying Party; provided, however, that if (i) the use of counsel chosen by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other Indemnified Party that are different from or additional to those available to the Indemnifying Party, (iii) the Indemnifying Party shall not have employed counsel satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the institution of such action or (iv) the Indemnifying Party shall authorize the Indemnified Party to employ separate counsel at the expense of the Indemnifying Party, then, in each such case, the Indemnifying Party shall not have the right to direct the defense of such action on behalf of such Indemnified Party or parties and such Indemnified Party or parties shall have the right to select separate counsel (including local counsel) to defend such action on behalf of such Indemnified Party or parties at the expense of the Indemnifying Party.  After notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof and approval by such Indemnified Party of counsel appointed to defend such action, the Indemnifying Party will not be liable to such Indemnified Party under this Section 10 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such Indemnified Party in connection with the defense thereof, unless the Indemnified Party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the Indemnifying Party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, representing the Indemnified Party who are parties to such action or actions).  The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

(c)           The indemnity and expense reimbursement obligations set forth herein (i) shall be in addition to any liability any of the Group Companies may otherwise have to any Indemnified Party, (ii) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Investors or any other Indemnified Party and (iii) shall be binding on any successor or assign of the Group Companies or their respective business and assets.

11.           Termination.

(a)           The Company and the Investors may terminate this Agreement at any time by mutual written consent (i) at any time prior to any Closing, and (ii) if the transaction contemplated hereby shall not have occurred on or prior to July 1, 2008.

(b)           The Investors may terminate this Agreement at any time prior to the Closing Date by written notice to the Company if any of the following has occurred:

(i)          since the date hereof, any Material Adverse Change or any development involving or reasonably expected to result in a Material Adverse Effect that could, in the Investors’ judgment, be expected to (A) make it impracticable or inadvisable to proceed with the offering or delivery of the Notes or the issuance and delivery of the Warrants on the terms and in the manner contemplated in this Agreement, the Notes and/or the Warrants, as applicable, or (B) materially impair the investment quality of any of the Securities;

(ii)          if the Second Closing shall not have occurred on or prior to forty-five (45) days after the Initial Closing by failure of the Company or Quo to satisfy the conditions contained in Section 9(b) on or prior to the Closing Date;

(iii)         if the Third Closing shall not have occurred on or prior to one hundred twenty (120) days after the Initial Closing by failure of the Company, Quo, Cityhorizon and Lianhe to satisfy the conditions contained in Section 9(c) on or prior to the Closing Date;

(iv)        any outbreak or escalation of hostilities or other national or international calamity or crisis, including acts of terrorism, or material adverse change or disruption in economic conditions in, or in the financial markets of, the United States, the European Union, the Peoples’ Republic of China or Hong Kong (it being understood that any such change or disruption shall be relative to such conditions and markets as in effect on the date hereof), if the effect of such outbreak, escalation, calamity, crisis, act or material adverse change in the economic conditions in, or in the financial markets of, the United States, the European Union, the Peoples’ Republic of China or Hong Kong could be reasonably expected to make it, impracticable or inadvisable to proceed with the consummation of the transactions on the terms and in the manner contemplated in this Agreement or the Notes;

(v)         suspension of trading in the Common Stock by the Trading Market;

(vi)        the enactment, publication, decree or other promulgation after the date hereof of any Applicable Law that could be reasonably expected to have a Material Adverse Effect; or

(vii)       the declaration of a banking moratorium by any federal or New York state Governmental Authority; or the taking of any action by any Governmental Authority after the date hereof in respect of its monetary or fiscal affairs that could reasonably be expected to have a material adverse effect on the financial markets in the United States, European Union, the Peoples’ Republic of China, Hong Kong or elsewhere.

(c)           The Company may terminate this Agreement at any time prior to the Closing Date by written notice to the Investors based upon the Investors’ intentional breach of its representations, warranties, covenants and obligations under this Agreement.

12.           Survival of Representations and Indemnities.  The representations and warranties, covenants, indemnities and contribution and expense reimbursement provisions and other agreements of the Company and Quo set forth in this Agreement shall remain operative and in full force and effect, and will survive, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the parties hereto, and (ii) acceptance of the Notes and Warrants, and payment for them hereunder.

13.           Substitution of Investors.  The Investors shall have the right to substitute any one of its Affiliates as the investor of the Securities, by written notice to the Company, which notice shall be signed by the Investors and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations and warranties set forth in Section 8.  Upon receipt of such notice, wherever the word “Investors” is used in this Agreement (other than in this Section 13), such word shall be deemed to refer to such Affiliate in lieu of the original Investor or Investors so substituted.  In the event that such Affiliate is so substituted as a investor hereunder and such Affiliate thereafter transfers to the original Investor or Investors all of the Securities then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word “Investors” is used in this Agreement (other than in this Section 13), such word shall no longer be deemed to refer to such Affiliate, but shall refer to the original Investor or Investors, as the case may be, and the original Investor or Investors shall have all the rights of an original holder of the Securities under this Agreement.

14.           Miscellaneous.

(a)           Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, Quo and the Designated Holders, to: 21/F, Chinachem Century Tower, 178 Gloucester Road, Hong Kong, Fax: +852-2833-2186, Attention: Daley Mok ☐☐ with a copy to Crone Rozynko, LLP, Fax: +1-415-955-8910, Attention: Alisande Rozynko, and (ii) (a) if to OZ Master Fund, Ltd., OZ Asia Master Fund, Ltd. and OZ Global Special Investments Master Fund, L.P., to: c/o Och-Ziff Capital Management Group, 9 West 57th St., 13th Floor, New York, NY  10019, Fax: +1-212-790-0077, Attention: Joel Frank and Scott Ciccone, and (b) if to Sculptor Finance (MD) Ireland Limited, Sculptor Finance (AS) Ireland Limited or Sculptor Finance (SI) Ireland Limited, to: 5 Habormaster Place, IFSC, Dublin 1, Ireland, Fax: +353-1-6806050, Attention: The Directors, with a copy to c/o Och-Ziff Capital Management Group, 9 West 57th St., 13th Floor, New York, NY  10019, Fax: +1-212-790-0077, Attention: Joel Frank and Scott Ciccone.

(b)           Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it nor any other person acting on its behalf will provide the Investors or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Investors shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that the Investors shall be relying on the foregoing representations in effecting transactions contemplated hereunder.

(c)           This Agreement has been and is made solely for the benefit of and shall be binding upon the parties hereto and, to the extent provided in Section 10 hereof, the controlling persons and their respective agents, employees, officers, directors, partners, counsel, and shareholders referred to in Section 10, and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement; provided, however, that subject to applicable laws and regulations, this Agreement, the Securities and all rights hereunder and thereunder may be transferred or assigned in whole or in part by the Investors, and the Company shall assist the Investors in consummating any such transfer or assignment.

(d)           THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(e)           The parties hereto agree that any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

(f)            The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

(g)           No failure to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

(h)           This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

(i)            The headings in this Agreement are for convenience of reference only and shall not constitute part of this Agreement nor limit or otherwise affect the meaning of any provision of this Agreement.

(j)           If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, in each case to the extent permitted by applicable law, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable, to the extent permitted by applicable law.

(k)           No amendment, modification or supplement shall be effective, nor shall any waivers or similar consents to depart from the provisions of this Agreement be given without the prior written consent of the Investors.

[Signature Page(s) to Follow]

NETWORK CN INC.

By:
Name:
Title:

SHANGHAI QUO ADVERTISING COMPANY LIMITED

By:
Name:
Title:

Lina Zhang

Qinxiu Zhang

INVESTORS:

SCULPTOR FINANCE (MD) IRELAND LIMITED

By:
Name:
Title:

SCULPTOR FINANCE (AS) IRELAND LIMITED

By:
Name:
Title:

SCULPTOR FINANCE (SI) IRELAND LIMITED

By:
Name:
Title:

OZ MASTER FUND, LTD.

By: OZ Management LP, its Investment Manager
By: Och-Ziff Holding Corporation, its General Partner

By:
Name:	Joel Frank
Title:	CFO

OZ ASIA MASTER FUND, LTD.

By: OZ Management LP, its Investment Manager
By: Och-Ziff Holding Corporation, its General Partner

By:
Name:	Joel Frank
Title:	CFO

OZ GLOBAL SPECIAL INVESTMENTS MASTER FUND, L.P.

By: OZ Advisors LP, its General Partner
By: Och-Ziff Holding Corporation, its General Partner

By:
Name:	Joel Frank
Title:	CFO